                                                                   EXHIBIT 10.10

                                                    AUREAL-LAM SUBLEASE - PAGE 1
                                                                          Rev #6

                                    SUBLEASE

     This Sublease ("Sublease") is entered into between Lam Research Corporation, ("Lam"), a California corporation, and Aureal Semiconductor Inc. ("Aureal") effective on June 7, 1999.

     Whereas Lam has leased some 103,060 square feet of commercial space located at 45757 Northport Loop West, Fremont, CA (the "Premises") from WHC-Six Real Estate Limited Partnership and WHC-Six Real Estate Limited Partnership subsequently assigned the Lease to California Public Employees Retirement System ("Landlord") pursuant to a real property lease dated April 24, 1995 and a First Amendment to Standard Form Lease dated October 24, 1996 (which lease and Amendment shall collectively be referred to as the "Lease");

     Whereas, Lam desires to sublease the Premises (as that term is defined in the Lease) to Aureal;

     Whereas Aureal is willing to sublease the Premises from Lam subject to the terms of the Lease, and pursuant to the terms and conditions set forth herein; and

     A depiction of the Premises is attached as Exhibit "A";

     Based on the mutual promises contained herein and other good and valuable consideration, the parties agree as follows:

     1. DEMISE. Subject to the approval of the Landlord and in consideration for the rents and all other charges and payments payable by Aureal, and for the agreements, terms and conditions to be performed by Aureal in this Sublease, Lam does hereby sublease to Aureal and Aureal does hereby hire and take from Lam, the Premises located at 45757 Northport Loop West, Fremont, CA upon the agreements, terms and conditions of this Sublease for the Term hereinafter stated.

     2. USE. Aureal may use the space rented from Lam under this Sublease for general office, light industrial and warehouse uses and such other uses as are permitted under the Lease.

     3. TERM. The term of this Sublease shall be for the period beginning on the date (the "Commencement Date") that is thirty (30) days after the satisfaction of the following conditions (the "Commencement Conditions"): (a)
the execution of the Sublease by both parties; (b) the delivery of written notice to Aureal that the environmental closure of Lam's existing operations in the Premises have been completed; (c) Landlord's consent to the Sublease and
(d) Lam's delivery of the Premises to Aureal. Subject to Aureal's right to extend the term and Lam's right of termination, the term shall expire on
December 31, 2001. If the Commencement Conditions have not been satisfied
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                                                    AUREAL-LAM SUBLEASE - PAGE 2
                                                                          Rev #6


by July 1, 1999, then Aureal shall have the right to terminate this Sublease at any time prior to the satisfaction of the Commencement Conditions by providing Lam written notice of such election. Whether or not Aureal terminates the Sublease, Aureal shall not be entitled to damages or compensation of any kind due to Lam's inability or failure to fulfill the Commencement Conditions.

     4. EARLY POSSESSION. Aureal may take possession of the Premises immediately following the satisfaction of the Commencement Conditions to prepare the building for occupancy. Aureal's obligation to comply with the terms and conditions of the Lease incorporated into this Sublease and this Sublease shall commence upon the start of Aureal's possession of the Premises excepting only that Aureal's obligation to pay rent shall not begin until the Commencement Date. Aureal shall pay those expenses described in paragraph 3.3 of the Lease, to the extent those expenses arise from Aureal's early possession of the Premises, but Aureal shall not otherwise pay Additional Rent during this period.

     5. SECURITY DEPOSIT. Aureal shall deliver to Lam a security deposit in the amount of $100,000 within three business days of delivery of a fully executed copy of this Sublease. That deposit shall be held by Lam as security for Aureal's full and faithful performance of each and every term, covenant and condition of the Sublease, and Lam may retain the deposit, or any part thereof, to remedy the breach or failure to fulfill any such term, covenant or condition which (if a notice and cure period applies) Aureal has failed to cure within any applicable notice and cure period set forth in the Sublease. In the event that Lam does retain all or any portion of the deposit, such action shall be in addition to, and not in lieu of, any other rights or remedies that Lam may have under this Sublease and shall not be construed as an election of remedies. Lam shall not be required to keep the Security Deposit separate from its general funds and Aureal shall not be entitled to any interest on the deposit. If Lam so uses or applies all or any portion of the Security Deposit, Aureal shall within ten (10) days after written demand deposit with Lam in cash an amount sufficient to restore the Security Deposit to the full original amount. The Security Deposit or so much thereof as has not theretofore been applied or retained by Lam pursuant to this paragraph 5, shall be returned to Aureal within thirty (30) days after the later of the expiration of the term or the date which Aureal vacates the Premises.

      6. RENT. Rent under this Sublease has two components: (1) Base Rent, as set forth below; and (2) Additional Rent, as described in the Lease and as modified or supplemented by the additional items described herein. The intent of the parties is for Aureal to pay all expenses imposed on Lam by virtue of the Lease (except for Lam's obligation for Base Rent under the Lease, the cost to
Lam to maintain the property insurance required by the Lease, any obligations of Lam which relate to events that occurred prior to Aureal's occupancy (or, if sooner, the Commencement Date), and Lam's obligation to pay any brokerage commission that it has assumed the obligation to pay), plus those expenses incurred by Lam for mechanical maintenance and landscaping performed by Lam plus any amortized expenses as described in paragraph 13, below, as
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                                                    AUREAL-LAM SUBLEASE - PAGE 3
                                                                          Rev #6

Additional Rent under this Sublease, calculated (where applicable) in the manner described in the Lease. Rent shall be due and payable to Lam by Aureal on the same dates on which Rent is due under the Lease. At each anniversary of the Commencement Date, when the Landlord changes the Additional Rent payment due, and at such other mutually agreeable times, the parties shall conduct a reconciliation of the Additional Rent to provide that Aureal is paying (and has paid) to lam the sum of Additional Rent that Lam is paying (and has paid) to Landlord in addition to the other amounts described herein. Lam will provide a credit against the following month(s) Additional Rent for any excess payments revealed by the reconciliation. At a reasonable time following the conclusion of the Sublease, the parties will also do a reconciliation of Additional Rent payments and will render payment to the other any sums due based on that reconciliation. Aureal's obligation to pay rent under this Sublease shall abate only to the extent that Lam's obligation to pay rent to Landlord shall be abated under the terms of the Lease.

     6.1  Base Rent. Monthly Base rent for the Premises is as follows:

               Commencement Date - December 31, 2001: $74,160 per month;

               and

               Provided that the term of the lease is extended as provided herein;

               January 1, 2002 - June 30, 2005: $108,150 per month.

     6.2 First Month's Rent. Aureal shall pay the first month's Base Rent within three (3) business days of completion of the Commencement Conditions. Additional Rent for the first month will be due on the Commencement Date.

     6.3 Prorated Rent. If the Commencement Date occurs in the middle of a month, Base Rent for the second month of the lease term will be charged at a prorated rate (calculated to reflect Aureal's occupancy during the prior month).

     6.4  Payment of Property Taxes. Aureal shall pay all property taxes due and payable by Lam under the Lease for the term of the Sublease. Such amounts shall be prorated and paid for any period in which Aureal is obligated to pay Additional Rent. Lam shall give Aureal notice of the property taxes due as soon as reasonably possible (but, in any event, no later than sixty days before the next installment is delinquent)
          and Aureal shall pay the sum due in the next installment at least thirty days before such installment is delinquent. In the event that Lam does not know the actual amount of property taxes due at least sixty days before the delinquent date for the next installment, Lam will provide Aureal with a good faith estimate. Aureal will pay the estimate, and the parties will reconcile the difference promptly after the sum is determined. Provided that Aureal's payment is complete and timely, Aureal shall
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                                                    AUREAL-LAM SUBLEASE - PAGE 4
                                                                          Rev #6


                nor be responsible for any late payment fees arising out of such property taxes.

        7. PROVISIONAL RIGHT TO EXTEND. Prior to December 31, 2000, Aureal shall have the provisional option to extend the Sublease through June 30, 2005. Written notice of such election must be provided to Lam. and Lam shall have thirty days after receipt of such notice to provide written notice to Aureal whether or not such extension will be permitted by Lam. Lam may only refuse to permit such extension based on a good faith belief, held by Lam at the time the refusal is communicated to Aureal, that Lam intends to use or reoccupy the Premises. If Lam does not permit such extension, then Aureal shall owe no Base Rent to Lam for the final three months of its occupancy of the Premises (although the obligation to pay Additional Rent for that period as well as any other sums due under this Sublease shall continue). Provided that Lam does not provide such notice and provided that Lam has not previously provided Aureal with notice of termination, as described below, Aureal's tenancy shall be extended under the terms and conditions of this Sublease until June 30, 2005 with the following modification: Aureal's Base Rent shall increase as provided in section 6, above. Except for the rent credit described herein, Aureal shall have no claim for damages, costs or expenses should Lam decide not to permit Aureal to extend the term of this Sublease.

        8. RIGHT TO TERMINATE SUBLEASE. After December 1, 2000, either Lam or Aureal has the right to terminate this Sublease by providing twelve (12) months written notice to the other party of such termination. Such right may only be exercised within ten days before the end of each calendar quarter: i.e. between March 21 and March 31; between June 20 and June 30; between September 20 and September 30 and between December 21 and December 31. If Lam elects to terminate the Sublease in this manner, it shall do so based on a good faith belief, held by Lam at the time the notice of termination is given, that it intends to use or reoccupy the Premises at the termination of the Sublease. If the Sublease terminates based on Lam's notice. Aureal shall be excused from the payment of Base Rent to Lam during the final three (3) months of its occupancy of the Premises (although it shall still be obligated to pay Additional Rent and any other sums due under this Sublease for the entire period, including the final three months). Except for the rent credit described herein, Aureal shall have no claim for damages, costs or expense should Lam decide to terminate this
Sublease. Aureal's right to a rent credit provided under the provisions of this paragraph 8, shall not be cumulative with Aureal's right to a rent credit under the circumstances set forth in the preceding paragraph 7 (i.e. Aureal shall be entitled to only one rent credit if Lam decides to terminate this Sublease or to refuse to allow Aureal to extend the term). If, after Lam has given notice of termination, circumstances change such that Lam does not intend to use or occupy the Premises at the anticipated conclusion of the term of this Sublease, Lam will provide written notice to Aureal of such change of condition. Within fifteen (15) business days after delivery of such written notice, Aureal may provide written notice to Lam that it will continue its occupancy of the
Premises under the terms of this Sublease (and at the Rent continue its occupancy of the Premises under the terms of this Sublease (and at the Rent obligations then prevailing). Aureal's occupancy shall thereafter continue, under the terms of this Sublease (including, without limitation, Lam's right to terminate the
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                                                    AUREAL-LAM SUBLEASE - PAGE 5
                                                                          Rev #6

Sublease as provided herein) except that Aureal shall not receive the three month rent credit described above. However, should Lam subsequently provide notice of its intent to terminate pursuant to this provision, Aureal shall again be entitled to the rent credit mentioned above.

     9. RESTORATION. As its sole expense, at the conclusion of the Sublease, Aureal shall clean and restore the Premises to the condition that they existed at the time that Aureal took possession thereof except for the following items:
(1) normal wear and tear, (2) any maintenance required by Lam or Landlord (without prejudice to Lam or Landlord's rights to collect the costs of such maintenance from Aureal as Additional Rent or otherwise), (3) damage and destruction covered by Landlord under Article XII of the Lease, (4) any condemnation covered by Article XIII of the Lease and (5) contamination of hazardous materials, except to the extent that the tenant must restore the premises from hazardous materials contamination under the Lease.

     10. CONDITION. Lam shall deliver to Aureal the Premises, including, but not limited to, the HVAC, roof and roof membrane, parking lot, plumbing and electrical, in good working condition. In addition, Lam shall make the following improvements to the Premises before July 1, 1999: (1) shampoo the carpets; (2) patch walls and paint as needed; (3) remove the existing furniture and communications equipment (cabling and patch panel board excepted); and (4) deliver the Premises in "broom clean" condition. Except as so provided, Lam will make no tenant improvements to the Premises nor provide Aureal with any allowance for Tenant Improvements. Aureal has the obligation under this Sublease to do a physical inspection of the Premises, and to engage whatever expert assistance it may require, to satisfy itself as to the condition of the Premises.

     11. PARKING AND COMMON AREA ACCESS. Subject to the terms and conditions of the Lease, Aureal shall have the right to use the parking lot and other common areas on the real property on which the Premises are situated.

     12. SIGNAGE. Signage shall be permitted, with the Landlord's approval and subject to any governmental rule or regulation, as permitted in the Lease.

     13.  ADA; Other Laws and Regulations. To Lam's actual knowledge, it has not received any notices that the Premises are in violation of the Americans with Disabilities Act ("ADA"). Aureal acknowledges that it has been informed that it may be required to construct improvements on the Premises or invest substantial sums in the Premises to comply with governmental laws, rules or regulations (including the ADA) arising out of Aureal's alterations to the Premises or particular use of the Premises. Aureal has conducted its own independent investigation concerning its obligations under the ADA, as well as other governmental acts, rules and regulations, and is satisfied with that investigation. Aureal agrees to indemnify and hold harmless Lam and Landlord from any claim, cost or obligation arising from Aureal's violation or non-compliance with any governmental law, rule or regulation (including the
ADA) arising out of Aureal's alterations to the premises or particular use of the Premises. If there is a change in the
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                                                    AUREAL-LAM SUBLEASE - PAGE 6
                                                                          Rev #6

law after the Commencement Conditions are fulfilled which requires Aureal to invest substantial sums on the improvement of the Premises then, to the extent those sums are not paid by the Landlord under the Lease. Lam shall make or have made those alterations at its own expense and will amortize those expenses in Aureal's Additional Rent costs over an appropriate period, as provided in paragraph 16 of this Sublease.

     14. LEASE OBLIGATIONS.   (A) Except as expressly set forth below in
Paragraphs 14(B) or 14(C) or contrary to the terms of this Sublease, the Lease is incorporated herein in its entirety by this reference. For the purpose of this Sublease, all references in the Lease to "Landlord" shall be deemed to mean Lam and all references to "Tenant" shall be deemed to mean Aureal, all references to "Premises" shall be deemed to mean Premises and all references to "Lease" shall mean this Sublease.

     (B) The following provisions of the Lease are specifically excluded from incorporation into this Sublease: Article I, paragraphs 1, 3, 4, 5, 7, 8, 9,
10, 12, 13 and 14, Sections 3.2, 3.4, 3.6, 4.2, 4.4, 11.11, 15.8, 15.9, 21.1
and 21.8, paragraph 3 of the Amendment to the Lease and all provisions of the Addendum to the Lease except for paragraphs 8 and 9. The following provisions of the Lease are modified in that all references in these paragraphs to "Landlord" shall be deemed to mean the California Public Employees Retirement System ("CALPERS" i.e. Landlord under the Sublease): Sections 8.1, 9.1, Article X, XII, XIII, XVI, XVII, and paragraph 8 of the Addendum. To the extent any of the provisions of the Lease incorporated herein are inconsistent with this Sublease, the terms of the Sublease shall prevail. Except as excluded from the Sublease, the following provisions of the Lease are modified in that all references in these paragraphs to "Landlord" shall be deemed to mean (i) either Lam or CALPERS (when the provision refers to the Landlord's representations or ability to exercise a power or right) or (ii) both (when the provision refers to the Tenant's representations, duty or obligation): Sections 5.3, 5.4, 6.2, 6.3, 6.4, 6.6, 6.7, 7.6, 7.7, 8.3, 9.4, Articles XI, XIV, and XXL. Article XV of the Lease is modified by changing the notice and cure periods, as set forth in this Sublease, but otherwise incorporated herein.

     (C) Notwithstanding the foregoing incorporation of the terms and conditions of the Lease, Lam shall not be responsible for the performance of any obligations to be performed by the Landlord under the Lease and Aureal agrees to look solely to the Landlord for the performance of such obligations. At Aureal's written request, Lam covenants to use good faith and all reasonable efforts to enforce against Landlord all provisions of the Lease benefiting Aureal. Aureal shall reimburse Lam for all reasonable costs incurred by Lam in enforcing such covenants against Landlord, except to the extent Landlord is required to reimburse Lam or directly pay for such reasonable costs pursuant to the Lease.

     (D) Aureal agrees to indemnify and hold harmless Lam from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Lam arising out of, from or in connection with
(i) the use or occupancy of the Premises by Aureal, (ii) any breach or default by Aureal under this Sublease, or (iii) the failure of Aureal to perform any obligation under the terms and provisions of the Lease assumed by Aureal hereunder or required to be performed by Aureal as provided herein.


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                                                    AUREAL-LAM SUBLEASE - PAGE 7
                                                                          Rev #6

     (E) Lam hereby agrees to indemnify and hold harmless Aureal from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Aureal arising out of, from or in connection with (i) Lam's breach or default of any provision of this Sublease or any provisions of the Lease not assumed by Aureal hereunder, (ii) acts or omissions of Lam under the Lease in connection with the Premises prior to the Commencement Date of this Sublease, or (iii) any contamination of the Premiss with hazardous materials caused by Lam.

          15. DEFAULT. Section 15.1 of the Lease is incorporated herein with the following modifications: the notice to cure period is shortened from seven
(7) days to five (5) days in section 15.1(a) and the notice to cure period is shortened from thirty (30) days to twenty (20) days in section 15.1(h). If Lam assumes possession of the Premises, it shall be entitled, but not obligated, to seek another subtenant for the Premises.

               15.1 HOLDING OVER. If Aureal remains in possession of all or any part of the Premises after the expiration of the Term of this Sublease (or any approved extension thereof) without the prior written consent of Lam, Lam shall have the right to seek immediate eviction of Aureal, in addition to any other remedies at law or equity. In addition, Aureal shall be obligated to pay Lam double Base Rent during any holdover period, in addition to Additional Rent, attorneys' fees, expert fees and costs of litigation. Any such holding over shall still be subject to every other term, condition and covenant of this Sublease.

          16. MAINTENANCE. As a modification to Aureal's maintenance obligations under the Sublease, Lam shall provide routine landscaping (not including any parking lot maintenance) and maintenance and repairs to the roof and HVAC systems of the Premises, and Aureal shall pay Lam for the cost of such maintenance and repairs (where such costs shall include, but not be limited to, a reasonable amount for Lam's labor in performing such maintenance and repairs, in addition to any equipment, parts or tooling charges) through Additional
Rent. Lam shall indemnify Aureal to the extent Lam's failure to fulfill its obligations under this paragraph result in costs or expenses being imposed on Aureal that would not be imposed if Lam had fulfilled those obligations in a reasonable manner. Except as provided herein, Aureal shall assume and fulfill all other maintenance or repair obligations on the Premises, to the same extent required by Lam under the Lease. Aureal shall also be responsible for the cost of all standard operating expenses, such as utilities, janitorial costs and interior maintenance. Without prejudice to Lam's rights under the Lease vis-a-vis Landlord, Lam, not Aureal, shall bear the costs of any major repair or replacement of items to be maintained by Lam or Aureal under the Lease if such costs are incurred during the first year following the Commencement Date and those costs do not arise from the repair of anything damaged by the acts or negligence of Aureal or its agents or invitees. After the first year following the Commencement Date, any costs for replacement of items that, by standard accounting practice, should be capitalized shall be amortized over the reasonable useful life of the item according to Generally Accepted Accounting Principles and amortization of such capitalized costs will be added to Aureal's Additional Rent.
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                                                    AUREAL-LAM SUBLEASE - PAGE 8
                                                                          Rev #6

        17. TENANT IMPROVEMENTS. There is no allowance for Tenant Improvements under this Sublease and to the extent that the Lease provides such an allowance, such allowance may be used only for Lam for its own benefit. Aureal may, at its own expense, make tenant improvements provided that, before Aureal makes any tenant improvements or changes to the Premises, Aureal shall first obtain Lam and Landlord's written approval of such changes. Aureal may use the contractor of its choice for such tenant improvements, and Lam's consent to those improvements shall not be unreasonably withheld. All such improvements or changes shall comply with all laws, regulations and building codes applicable thereto.

        18. INSURANCE. Aureal shall maintain insurance on the Premises as required by paragraph 5 of the Amendment to the Lease except that Aureal shall not be required to carry flood (as distinguished from water damage) or earthquake insurance on the Premises. Aureal shall pay for this insurance itself but shall not be obligated to pay the costs of Lam's property insurance on the Premises through Additional Rent or otherwise. Lam's insurers shall retain full subrogation rights against Aureal.

        19. FINANCIAL STATEMENTS. Within thirty (30) days after Lam's request, Aureal shall deliver to Lam Aureal's then current public financial statements. Such statements shall be audited by a certified public accountant and shall include a balance sheet and statement of profit and loss for the most current calendar year, all prepared in accordance with generally accepted accounting principles, consistently applied.

        20. ADDITIONAL MEASURES. At no cost to Lam, Aureal shall take such reasonable, additional actions as are necessary for Lam to comply with all applicable laws, rules and regulations relating to the Premises and to permit Lam's compliance with the Lease. Aureal shall conduct itself in a way so as to avoid imposing obligations upon Lam which are not created by the terms of this Sublease.

        21. ENTIRE AGREEMENT. This Sublease in conjunction with the attachments and the provisions of the Lease incorporated herein constitute an integrated agreement and supersede all prior written or oral negotiations and agreements between the parties relating to this Sublease.

        22. REPRESENTATIONS AND WARRANTIES. Lam and Aureal each make the following representations and warranties, each of which is material to the execution of this Sublease:

                (1) It is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation.
                (2) The person executing the Sublease on its behalf has full power and authority to execute and deliver this Sublease.
                (3) This Sublease, once executed, is a legal, valid and binding obligation on it.
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                                                    AUREAL-LAM SUBLEASE - PAGE 9
                                                                          Rev #6


     (4) That it is aware of any event, cause or condition which would constitute a breach any term or condition of the Lease by the execution of this Sublease.

      23. CONSTRUCTION OF AGREEMENT. This agreement is governed by California law. The parties agree that this Sublease represents an agreement that has been mutually negotiated and agreed to by the parties, each possessing equal bargaining power, so that there will be no presumption in favor of either party in construing any ambiguities in the agreement. Should any provision of this agreement be held illegal or unenforceable, the remaining terms of this agreement shall not be affected thereby and the illegal or unenforceable provision shall be replaced by a mutually agreeable provision which reflects the intent of the parties. This agreement may not be modified or altered except by an agreement in writing signed by an authorized representative of both parties.

      24. ASSIGNMENT AND SUBLETTING. Aureal may only assign this Agreement or sublease the premises with the written consent of Lam (which shall not be unreasonably withheld) and the Landlord.

      25. CONSENT REQUIREMENT. This Sublease is conditional upon receipt of Landlord's consent. If such consent is not obtained, all prepaid deposits will be returned and neither party will have any remedy against the other for breach or other cause arising out of this Sublease.

      26. EXERCISE OF LAM'S RIGHT TO TERMINATE THE LEASE. Should Lam be entitled to terminate the Lease, pursuant to the existing terms of the Lease, Lam shall be permitted under this Sublease to exercise its termination rights without remedy to Aureal except that Aureal's obligations under this Sublease will terminate to the extent that Lam's obligations under the Lease do so; however, Lam will take reasonable steps to minimize the impact of that decision on Aureal.

      27. BROKER. Lam and Aureal each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Sublease or the introduction of the parties to this transaction, except for the parties respective brokers: Jay Phillips of CB Richard Ellis for Aureal and Tom McGovern of CRESA for Lam. The commission for the brokers shall be paid by Lam pursuant to the terms of a separate written agreement between Lam and its broker. Each party further represents and warrants that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or a fee in connection which this Sublease. In the event of any additional claim for brokers' or finders'
fees with respect to this Lease, Aureal shall indemnify, hold harmless, protect and defend Lam from and against such claims if they shall be based upon any statement or representation or agreement made by Aureal and Lam shall indemnify, hold harmless, protect and defend Aureal from and against such claims if they shall be based on any statement, representation or agreement made by Lam.
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                                                     AUREAL-LAM SUBLEASE-PAGE 10
                                                                          REV #6

Wherefore, the parties affix their signatures to this Sublease as evidence of their agreement to its terms and conditions.

Lam Research Corporation                Aureal Semiconductor Inc.



by /s/ JOHN MILLER                      by /s/ DAVE DOMEIER
   --------------------------------        -------------------------------------


its DIRECTOR OF FACILITIES              its SR. V.P. FINANCE
    -------------------------------         ------------------------------------